As filed with the Securities and Exchange Commission on February 8, 2012

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Biomerica, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-2645573
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
17571 Von Karman Avenue, Irvine, CA	92614
(Address of Principal Executive Offices)	(Zip Code)

2010 Stock Incentive Plan

(Full Title of the Plan)

Zackary S. Irani
Chairman and Chief Executive Officer
Biomerica, Inc.
17571 Von Karman Avenue

Irvine, CA 92614

(Name and Address of Agent For Service)

(949) 645-2111

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐                                                          Accelerated filer ☐                Non-accelerated filer ☐                                             Smaller reporting company ☒

                                       (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.08 par value per share	850,000 shares(2)	[$0.66](3)	[$561,000](3)	[$64.29]

(1)        In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)        Consists of shares issuable under the 2010 Stock Incentive Plan.

(3)        Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on Yahoo Finance on February 3, 2012.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The information required by Item 1 (plan information and registration statement) will be included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).  Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. See Rule 428(a)(1).

Item 2. Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 will be included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Commission.  The following documents, which are on file with the Commission, are incorporated in this registration statement by reference (except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference):

(1)    The Registrant’s Annual Report on Form 10-K for the fiscal year ended May 31, 2011.

(2)    The Registrant’s Quarterly Report on Form 10-Q for the quarter ended August 31, 2011.

(3)    The Registrant’s Quarterly Report on Form 10-Q/A for the quarter ended August 31, 2011.

(4)    The Registrant’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2011.

(5)    All  other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

(6)    The Registrant’s Proxy Statement dated September 28, 2010 for the Registrant’s Annual Meeting of Stockholders held on December 15, 2010.

(7)    The Registrant’s Proxy Statement dated September 28, 2011 for the Registrant’s Annual Meeting of Stockholders to be held on December 14, 2011.

(8)    The description of the Registrant’s common stock to be offered as set forth in the Registration Statement on Form SB-2 (File No. 333-87231), filed with the Commission on September 16, 1999, including any amendment or report for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents.  For purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 6. Indemnification of Directors and Officers.

Our officers and directors are indemnified as provided by our First Amended and Restated Certificate of Incorporation, our Bylaws, and the Delaware General Corporation Law (“DGCL”).

Under our First Amended and Restated Certificate of Incorporation, we are to indemnify our directors, officers, and employees to the fullest extent permitted by the DGCL.

Under our Bylaws, we are required to indemnify our directors and officers against expenses and other liabilities if such person acted in good faith and for a purpose he or she reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that if the action or proceeding is by or in the right of the Registrant, indemnification shall not be made in respect of any matter as to which such person shall have been adjudged to be liable to us for negligence or misconduct in the performance of his or her duty to us.

We maintain officers and directors liability insurance policy insuring our officers and directors against certain liabilities and expenses incurred by them in their capacities as such. The Registrant currently maintains $3,000,000 million in primary insurance coverage, which would be available to the Registrant’s directors and officers, under certain circumstances, for defense costs and liabilities in the event of claims against them in connection with their services to the Registrant.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Item 8. Exhibits.

Exhibit

Number           Description

4.1                   Form of Stock Certificate (incorporated by reference to Exhibit 4.1 filed with the Commission on September 16, 1999, Commission File No. 333-87231).

5.1*                 Opinion of Rich May, a Professional Corporation.

10.1                 Biomerica, Inc. 2010 Stock Incentive Plan (incorporated by reference to Exhibit B filed with the Registrant’s Proxy Statement for the 2010 Annual Meeting of Stockholders on December 15, 2010).

23.1*               Consent of Rich May, a Professional Corporation (included in Exhibit 5.1).

23.2*               Consent of PKF, Certified Public Accountants, a Professional Corporation (included in Exhibit 23.1).

24.1*               Power of Attorney (included on the signature page of this registration statement).

_________________

*Filed herewith

Item 9. Undertakings.

1.                  Item 512(a) of Regulation S-K.  The undersigned registrant hereby undertakes:

(1)               To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                 To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)               To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)             To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)               That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)               To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.                  Item 512(b) of Regulation S-K.  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                  Item 512(h) of Regulation S-K.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irvine, California, on this 8th day of February, 2012.

BIOMERICA, INC.

By:	/s/ Zackary S. Irani
Zackary S. Irani
Chairman and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Biomerica, Inc., hereby severally constitute and appoint Janet Moore and Zackary S. Irani, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Biomerica, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Zackary S. Irani Zackary S. Irani	Chairman of the Board of Directors and Chief Executive Officer (Principal executive officer)	February 8, 2012
/s/ Janet Moore Janet Moore	Director, Chief Financial Officer and Secretary (Principal financial and accounting officer)	February 8, 2012
/s/ Dr. Francis Cano Dr. Francis Cano	Director	February 8, 2012
/s/ Allen Barbieri Allen Barbieri	Director	February 8, 2012
/s/ Dr. Jane Emerson Dr. Jane Emerson	Director	February 8, 2012

INDEX TO EXHIBITS

Exhibit

Number           Description

4.1                   Form of Stock Certificate (incorporated by reference to Exhibit 4.1 filed with the Commission on September 16, 1999, Commission File No. 333-87231).

5.1*                 Opinion of Rich May, a Professional Corporation.

10.1                 Biomerica, Inc. 2010 Stock Incentive Plan (incorporated by reference to Exhibit B filed with the Registrant’s Proxy Statement for the 2010 Annual Meeting of Stockholders on December 15, 2010).

23.1*               Consent of Rich May, a Professional Corporation (included in Exhibit 5.1).

23.2*               Consent of PKF, Certified Public Accountants, a Professional Corporation (included in Exhibit 23.1).

24.1*               Power of Attorney (included on the signature page of this registration statement).

_________________

*Filed herewith